Exhibit 99.1

Peoples Financial Services Corp. and FNCB Bancorp, Inc.
Announce Receipt of Regulatory Approvals for Merger

Scranton and Dunmore, Pa., June 14, 2024 /PRNewswire/ -- Peoples Financial Services Corp. (“Peoples”) (Nasdaq: PFIS) and FNCB Bancorp, Inc. (“FNCB”) (Nasdaq: FNCB) today announced receipt of all required regulatory approvals or waivers necessary to complete the previously announced merger of FNCB with and into Peoples, with Peoples as the surviving corporation, pursuant to the Agreement and Plan of Merger, dated as of September 27, 2023, by and between Peoples and FNCB. The merger is expected to close on July 1, 2024, pending satisfaction of customary closing conditions.

About Peoples Financial Services Corp.

Peoples Financial Services Corp. is the bank holding company of Peoples Security Bank and Trust Company (“Peoples Bank”), an independent community bank serving its retail and commercial customers through 28 full-service community banking offices located within the Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. People’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely. For more information about Peoples Bank, visit www.psbt.com

About FNCB Bancorp, Inc.

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 114 years, FNCB Bank is a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB Bank currently operates through 16 community offices located in Lackawanna, Luzerne and Wayne Counties and remains dedicated to making its customers’ banking experience simply better. For more information about FNCB Bank, visit www.fncb.com.

Forward-looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of Peoples and FNCB regarding the proposed transaction, revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies, returns and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.

Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward–looking statements speak only as of the date they are made; Peoples and FNCB do not assume any duty, and do not undertake, to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Peoples and FNCB. Such statements are based upon the current beliefs and expectations of the management of Peoples and FNCB and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Peoples and FNCB, the outcome of any legal proceedings that may be instituted against Peoples and FNCB; the possibility that the proposed transaction will not close when expected or at all because conditions to the closing are not satisfied on a timely basis or at all; the ability of Peoples and FNCB to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies, or as a result of the strength of the economy and competitive factors in the areas where Peoples and FNCB do business; certain restrictions during the pendency of the proposed transaction that may impact the parties' ability to pursue certain business opportunities or strategic transactions; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the proposed transaction within the expected timeframes or at all and to successfully integrate FNCB’s operations and those of Peoples; such integration may be more difficult, time-consuming or costly than expected; revenues following the proposed transaction may be lower than expected; Peoples’ and FNCB’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Peoples’ issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Peoples and FNCB to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of Peoples and FNCB; and the other factors discussed in the “Risk Factors” section of each of Peoples’ and FNCB’s Annual Reports on Form 10–K for the year ended December 31, 2023, and in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of each of other reports Peoples and FNCB may file with the SEC from time to time.